UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2010

Equinix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2010, Equinix, Inc. (“Equinix”) completed the previously announced acquisition (the “Acquisition”) of Switch & Data Facilities Company, Inc. (“Switch and Data”). As a result of the Acquisition, Switch and Data has become a wholly-owned subsidiary of Equinix.

The final results of the elections made by Switch and Data stockholders in connection with the Acquisition were that elections to receive Equinix stock were made with respect to 20,729,170 Switch and Data shares, elections to receive cash were made with respect to 1,749,141 shares, and no election was made with respect to 12,675,563 shares (including shares as to which a previously made election was withdrawn). As of April 30, 2010, there were 35,153,874 shares of Switch and Data common stock outstanding. No Switch and Data stockholders have exercised appraisal rights in connection with the Acquisition.

Pursuant to the merger agreement between Equinix and Switch and Data, each stock-electing share will receive 0.19409 shares of Equinix common stock, each cash-electing share will receive $19.06 in cash, and each non-electing share will receive 0.11321688 shares of Equinix common stock and $7.94189104 in cash, in each case subject to the terms of the merger agreement. As a result, in the aggregate, Equinix issued 5,458,413 shares of its common stock and paid $134,006,568 in cash as merger consideration for the Acquisition.

A copy of the press release announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    William K. Luby has been elected to the Board of Directors (the “Board”) of Equinix effective April 30, 2010 pursuant to the merger agreement by and among Equinix, Switch and Data, and Sundance Acquisition Corporation, dated October 21, 2009, as amended on March 20, 2010 (the “Merger Agreement”). In addition, pursuant to the Merger Agreement, Mr. Luby has been nominated for re-election to the Equinix Board at Equnix’s 2010 annual meeting of stockholders to be held on June 10, 2010.

Prior to the completion of the Acquisition, Mr. Luby was a director of Switch and Data and has certain interests in the Acquisition. Reference is made to the section entitled “Interests of Switch and Data’s Directors and Executive Officers” in the proxy statement/prospectus which Equinix filed with the Securities and Exchange Commission on December 21, 2009, and which section, as it relates to Mr. Luby, is incorporated by reference into this Form 8-K.

With the election of Mr. Luby, Equinix’s Board now consists of nine members. As a member of Equinix’s Board, Mr. Luby will receive Equinix’s standard compensation for non-employee directors.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements of Switch and Data are incorporated herein by reference as follows:

1.	Switch and Data’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 22, 2010.

2.	Switch and Data’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on April 30, 2010.

(b) Pro Forma Financial Statements.

The required pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm.

99.1	Press release of Equinix, Inc. dated May 3, 2010 regarding completion of the Switch and Data Acquisition.

99.2	Unaudited pro forma combined consolidated condensed financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: May 3, 2010	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer